AMENDED & RESTATED BYLAWS

OF

MID-SOUTHERN BANCORP, INC.

ARTICLE I

OFFICES

Section 1. Principal Office. Mid-Southern Bancorp, Inc. (hereinafter referred to as the “Corporation”) shall at all times maintain a principal office in the State of Indiana, which, except as otherwise determined by the Board of Directors of the Corporation (hereinafter referred to as the “Board”), shall be in the City of Salem, County of Washington.

Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Indiana as the Board shall from time to time designate or the business of the Corporation shall require.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such places within or without the State of Indiana as may from time to time be designated by the Board and specified in the notice of meeting; provided, however, the Board may provide that the meeting will not be held in any place but may, instead, be held solely by means of remote communication.

Section 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board may determine and specify in the notice of the meeting.

Section 3. Special Meetings. A special meeting of the stockholders may only be called by those persons authorized to do so in the Corporation’s Articles of Incorporation. Business transacted at any special meeting of the stockholders shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 4. Conduct of Meetings. Annual and special meetings of the stockholders shall be conducted in accordance with Indiana law unless otherwise prescribed by these Bylaws. The Chairman, or in the absence of the Chairman, the highest ranking officer of the Corporation who is present, or such other person as the Board shall have designated, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, if present at the meeting, shall be the secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the stockholders, unless otherwise prescribed by law or regulation or unless the Chairman has otherwise determined, shall determine the order of business and the procedure at the meeting.

Section 5. Notice of Meetings. Written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting of the stockholders is called shall be delivered no fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Secretary or the directors requesting the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any meeting of the stockholders, either annual or special, is adjourned for more than thirty (30) days or if, after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the date, time and place of any other adjourned meeting of the stockholders, other than an announcement at the meeting at which such adjournment is taken.

Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose under Indiana law, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than the seventy (70) days before the meeting or action requiring a determination of stockholders.

Section 7. Voting Lists. The Secretary of the Corporation, or other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least five (5) business days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such list shall be open to the examination of any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) business days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the Corporation’s principal office. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder present at the meeting. The stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the stock transfer books, or to vote in person or by proxy at any meeting of stockholders.

Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum at a meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as otherwise provided in Section 5 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 9. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and complying with the requirements of Indiana law including but not limited to any electronic or telephonic means.

Section 10. Voting by the Corporation. Neither treasury shares of its own capital stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be entitled to vote or be counted for quorum purposes at any meeting of the stockholders; provided, however, that the Corporation may vote shares of its capital stock held by it, or by any such other corporation, if such shares of capital stock are held by the Corporation or such other corporation in a fiduciary capacity.

Section 11. Inspectors of Election. The Board shall, in advance of any meeting of stockholders, appoint one or three persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof.

Section 12. Notice for Nominations and Proposals

A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the Board of Directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice of nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders shall be delivered or mailed to and received at the principal executive office of the Corporation (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year's annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year's annual meeting or not later than 60 days after the anniversary of the previous year's annual meeting; and (y) with respect to any other annual meeting of stockholders, including if no annual meeting was held in the previous year, not earlier than the close of business on the 120th day before the annual meeting and not later than the close of business on the later of: (1) the 90th day before the annual meeting and (2) the close of business on the tenth (10th) day following the first date on which public disclosure of the date of the meeting was made. Such stockholder’s notice of nominations for the election of directors shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting must be timely given in accordance with this Section 12 and shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the ownership interests such stockholder has in the Corporation, including the class and number of shares of the Corporation which are beneficially owned by such stockholder, and any hedges, economic incentives or other ownership positions in the Corporation’s securities; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

D. The various requirements set forth in this Section 12 shall apply to all stockholder nominations and proposals, without regard to whether such nominations or proposals are required to be included in the Corporation’s proxy statement or form of proxy.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board except as may be otherwise provided by law or the Articles of Incorporation. The Board shall elect from among its members a Chairman, and may elect one (1) or more Vice Chairmen of the Board. The Chairman, or in his absence the Vice Chairman, shall preside at all meetings of the Board.

Section 2. Number. The number of directors of the Corporation shall be fixed from time to time exclusively by the Board by resolution adopted by a majority of the total number of the Corporation’s directors.

Section 3. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders or at such other place as may be designated by the Board. Additional meetings shall be held at such time as the Board shall fix at such places within or without the State of Indiana as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place has been fixed.

Section 4. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman or the Vice Chairman, or in the absence or disability of both of them, a majority of the remaining directors. The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by such persons.

Section 5. Participation In Meetings. Members of the Board may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 6. Notice. The persons authorized to call special meetings of the Board shall cause the Secretary of the Corporation to give written or oral notice of the meeting, specifying the time and place of the meeting, to each director, either personally, by mailing, or by e-mail, at least two (2) days in advance of the meeting. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except in the event a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

Section 8. Manner of Acting. Unless otherwise prescribed in the Articles of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman or the Vice Chairman. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 11. Vacancies. Any vacancy occurring in the Board may be filled in accordance with the Articles of Incorporation.

Section 12. Removal. A director, or the entire board of directors, may be removed in accordance with the Articles of Incorporation.

Section 13. Compensation. Directors, as such, may receive pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including their services as members of committees of the Board.

Section 14. Qualification.

A. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Corporation unless the Corporation is a wholly owned subsidiary of a holding company.

B. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

C. No person shall be eligible for election or appointment to the board of directors if such person did not, at the time of his or her first election or appointment to the board of directors, maintain his or her principal residence (as determined by reference to such person’s most recent tax returns, copies of which shall be provided to the corporation for the sole purpose of determining compliance with this clause Section 14.C within one hundred and twenty

(120) miles of a branch office maintained by the Corporation or any subsidiary thereof, for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the board of directors.

D. A mandatory retirement from the Board shall, except in the exceptional circumstances herein described, be required at the age of seventy-five (75) years. A member of the Board  may continue beyond age seventy-five (75) and may thereafter be nominated for additional terms of office, subject to the following requirements: (a) the Board’s  nominating committee must include a recommendation that an individual who is over the age of seventy-five (75) be nominated to continue to serve on the Board; and (b) the full Board must also approve the nomination as being in the best interest of the Corporation based upon specific findings that the nominee possesses expertise vital to the proper functioning of the board by confidential ballot. Any such approval shall require the vote of a 75% majority of the Board members other than the proposed nominee. Following approval of such nomination by the Board, any such individual shall be subject to election at the annual meeting in accordance with the Bylaws of the Corporation.  This age limitation does not apply to an advisory director.

ARTICLE IV

EXECUTIVE AND OTHER COMMITTEES

Section 1. Appointment. The Board, by resolution adopted by a majority of the Board, may designate the Chairman, the President and one (1) or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by law or regulation.

Section 2. Authority. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws.

Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board following his designation and until a successor is designated as a member of the Executive Committee.

Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive Committee may be called by the Chairman or the President, or in the absence or disability of both of them, by a majority of the remaining members of the Executive Committee upon not less than one (1) day’s notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meetings.

Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other.

Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present as a meeting at which a quorum is present.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

Section 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the Board.

Section 8. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman or the President. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The Chairman shall be presiding officer of the Executive Committee, or, in his absence or disability, the President, or in the absence or disability of both of them, such other persons as may be elected by a majority of the members present. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 10. Other Committees. The Board may by resolution establish an audit committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

ARTICLE V

OFFICERS

Section 1. Positions. The officers of the Corporation shall consist of a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board. The same individual may simultaneously hold more than one office in the corporation. The Board may designate one (1) or more Vice Presidents as Executive Vice President or Senior Vice President. The Board may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not by itself create any contractual rights. The Board may authorize the Corporation to enter into an employment contract with any officer, but no contract shall impair the right of the Board to remove any officer at any time in accordance with Section 8 of this Article V.

Section 3. President. The President shall have the authority and the duty to manage the affairs of the Corporation and shall have such other powers and perform such other duties as are delegated to him by the Board of Directors or as are incidental to his office. The President shall be a director.

Section 4. Vice President. The Vice President or Vice Presidents, if any, shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors or the President.

Section 5. Secretary. The Secretary shall have custody of the minutes and records of the Corporation. He shall keep the minutes of all meetings of the stockholders and of the Board of Directors, shall give such notice as may be required for all such meetings and shall have such other powers and perform such other duties as are delegated to him by the Board of Directors or the President or as are incidental to his office.

Section 6. Treasurer. The Treasurer shall keep correct and complete books of account in accordance with the accounting methods adopted by the Board of Directors, showing the financial condition of the Corporation and the results of its operations. He shall have custody of all monies, securities, and other certificates evidencing intangible personal property belonging to the Corporation. He shall upon request furnish statements of the current financial condition and the current results of operations of the Corporation and he shall have such other powers and perform such other duties as are delegated to him by the Board of Directors or the President or as are incidental to his office.

Section 7. Other Offices. All other officers shall have such powers and perform such duties as are delegated to them by the Board of Directors or the President.

Section 8. Removal. Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

Section 9. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority vote of the Board for the unexpired portion of the term.

Section 10. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. To the extent permitted by applicable law, the Articles of Incorporation or these Bylaws, the Board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one (1) or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the President or any other officer of the Corporation authorized by the Board, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares issued and date of issue, shall be entered on the stock transfer books of the Corporation.

Notwithstanding the foregoing, the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s common stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

In the event that any shares of the Corporation’s capital stock are issued without a certificate, within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement that includes the following:

(a) the name of the issuing corporation and that it is organized under the laws of Indiana;

(b) the name of the person to whom the shares were issued;

(c) the number and class of shares and the designation of the series, if any, the shares represents; and

(d) if the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

In the case of certificated shares, all certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate or evidence of the issuance of uncertificated shares shall be issued until the former certificate for a like number of shares has been surrendered and cancelled. In the case of uncertificated shares, proper transfer instructions for the number of shares involved shall be received before a new certificate or evidence of the issuance of uncertificated shares is issued therefor. In the case of a lost or destroyed certificate, a new certificate or uncertificated shares may be issued upon such terms and indemnity to the Corporation as the Board may prescribe.

Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only, in the case of certificated shares, on surrender for cancellation of the certificate for such shares or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII

DIVIDENDS

Subject to applicable law, the Articles of Incorporation or these Bylaws, the Board may, from time to time, declare, and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.

ARTICLE IX

SECURITIES OF OTHER CORPORATIONS

Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber or vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote. The Board may, from time to time, confer like powers upon any other person or persons.

ARTICLE X

FISCAL YEAR, ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board.

ARTICLE XI

CORPORATE SEAL

The corporate seal of the Corporation, if any, shall be in such form as the Board shall prescribe.

ARTICLE XII

AMENDMENTS

These Bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.